Exhibit 99.1
IESI-BFC and Waste Services Will Merge to Form North America’s Third Largest
Solid Waste Management Company With Annual Revenues of Nearly US$1.5 Billion
Combination Will Integrate Complementary Markets, Create Significant Annual Synergies and Cash Flow Accretion, and Enhance Short-Term and Long-Term Returns to Shareholders Regular Quarterly Dividend of CAD$0.125 Expected to Be Paid by Combined Company
TORONTO, ONTARIO and BURLINGTON, ONTARIO-— IESI-BFC Ltd. (“IESI-BFC”) (TSX:BIN — News)(NYSE:BIN) and Waste Services, Inc. (“WSI”) (NASDAQ:WSII) today announced that their respective boards of directors have each approved a definitive merger agreement that establishes North America’s third largest solid waste management company with expected pro forma annual revenues of nearly US$1.5 billion. The combined company, to be headquartered in Toronto, will have more than 6,000 employees serving commercial, industrial and residential customers in 11 U.S. states and the District of Columbia, and in six Canadian provinces. The transaction, which is expected to close during the first calendar quarter of 2010, is expected to generate US$25-$30 million in net pre-tax annual run rate synergies by the end of the second year following closing, and to be accretive to IESI-BFC’s earnings and free cash flow per share in the first year following closing.
Under the terms of the agreement:
–	IESI-BFC will issue 27.8 million common shares to WSI shareholders, representing approximately 23% ownership in the combined company, assuming conversion of IESI-BFC’s Participating Preferred Shares.

–	The exchange ratio is 0.5833 common shares of IESI-BFC for each WSI common share held.
Based on the closing stock prices of both companies on Tuesday, November 10, 2009, this represents a premium of approximately 27% over the volume weighted average closing price of WSI’s shares for the previous 30 trading days of US$6.10. This premium reflects a fully-diluted share count for WSI at closing of 47,660,982, which includes restricted share units vesting on change of control, as well as in-the-money options.
The acquisition will combine IESI-BFC’s and WSI’s collection, transfer, recycling and landfill businesses under a proven management team led by Keith Carrigan, IESI-BFC’s Vice Chairman and Chief Executive Officer. The combined company will be diversified across U.S. and Canadian markets, customer segments and service lines, while maintaining a commitment to excellent customer service, environmental stewardship, and community support. The combined company will use its excess free cash flow to fund organic growth, maintain IESI-BFC’s regular quarterly dividend payments to shareholders, finance accretive strategic acquisitions and reduce debt.
“In uniting with WSI, IESI-BFC will advance to a top-three position in the North American solid waste management industry,” said Keith Carrigan, Vice Chairman and Chief Executive Officer of IESI-BFC. “More importantly, this transaction will allow our two companies to grow more meaningfully than they could on their own. Through this combination, we will increase our internalization in the Canadian market, where we have demonstrated our ability to improve margins by applying our highly successful business model. We will also establish a meaningful presence in the Florida market, where WSI has initiated a vertical integration strategy centred around the JED landfill, one of the most valuable solid waste assets in the state. Since 2004, WSI has made steady improvements in Florida, where it achieved an adjusted EBITDA margin of 27.2% in the third quarter ended September 30, 2009. By applying IESI-BFC’s operating model, strong balance sheet, and acquisition strategy centred on creating collection density for landfills, we will be able to accelerate the Florida growth strategy and margin improvement, driving incremental value for the combined company’s shareholders.

“We expect that synergies will be available from the reduction of operating, general and administrative costs, and that additional growth for the combined entity will flow from IESI-BFC’s history of accelerating value through its assets. As such, we expect the transaction will be accretive to shareholders, generating significant additional cash flow. We will maintain a strong balance sheet on closing, with pro forma debt-to-EBITDA of 2.70x, and expect this level to decline to below our stated 2.50x target within the first year following closing.”
David Sutherland-Yoest, President and Chief Executive Officer of WSI, said, “We are very familiar with IESI-BFC, its management team, unique operating model, bottom-up management style, and industry leading record of organic growth. The transaction with IESI-BFC will enable WSI to execute its operating and growth strategies more effectively and participate in the enhanced profitability of the combined entity, while continuing to provide our customers with the top-notch service they have come to expect. IESI-BFC has a robust asset base in Canada, the U.S. Northeast and the U.S. South, a history of margin expansion, and a strong balance sheet. Its regular quarterly dividend, which the combined company expects to maintain, will serve as a source of additional return to our shareholders.”
Additional Transaction Details
In connection with the transaction, IESI-BFC will utilize a portion of its available credit capacity of US$435 million as of September 30, 2009, and will increase the size of its Canadian revolving credit facility from CAD$305 million to approximately CAD$450 million. The existing debt of IESI-BFC’s U.S. revolving credit facility will remain outstanding immediately after closing.
Following completion of the transaction, Keith Carrigan will become Vice-Chairman and Chief Executive Officer of the combined company.
WSI’s largest shareholders, Westbury (Bermuda) Ltd. (owner of 12,607,365 shares), and Kelso & Company, L.P. (owner of 2,894,737 shares), have each signed a voting agreement in support of the transaction.
Pursuant to the terms of the definitive agreement, WSI will have the right to nominate two members of the Board of Directors of the combined company. The combined company, which will be headquartered in Toronto, will trade under the symbol ‘BIN’ on the New York and Toronto Stock Exchanges.
The transaction is subject to various closing conditions, including satisfactory completion of due diligence; both companies receiving fairness opinions; WSI shareholder approval; and approvals by antitrust and other regulatory authorities. The companies will have thirty days from today to complete due diligence and obtain fairness opinions, and anticipate that the transaction will close in the first calendar quarter of 2010.
J.P. Morgan Securities Inc. is acting as exclusive financial advisor to IESI-BFC on the transaction. CIBC World Markets is acting as exclusive financial advisor to WSI on the transaction.
Large Scale North American Operator Offering Attractive Returns
The combination of IESI-BFC and WSI creates North America’s third largest solid waste management company. The combined entity will unite corporate functions and standardize a bottom-up style of management to enhance productivity, operational efficiency and profitability.

Together, the two companies will generate a return to shareholders which outweighs that which the companies could generate on a standalone basis. The combined entity will be well capitalized, anchored by a strong balance sheet and free cash flow that will facilitate investment for growth and resulting incremental cash flow.
–	Accretion: The transaction will be accretive to 2010 free cash flow and earnings per share.

–	Synergies: The combined company is expected to realize US$25-$30 million in net pre-tax annual run rate synergies by the end of the second year following the closing of the transaction. These enhanced efficiencies will flow from route optimization, disposal internalization, corporate office and operating facility consolidation, the integration of management information systems, and savings of public company costs.

–	Dividends: It is expected that shareholders in the combined company will receive the regular CAD$0.125 quarterly dividend per share currently enjoyed by IESI-BFC shareholders.

–	Strong Balance Sheet: Immediately following closing of the transaction, the combined company will have a debt-to-EBITDA ratio of approximately 2.70x. However, in keeping with IESI-BFC’s recent de-levering of its balance sheet, the combined company will use its excess cash flow to reduce its indebtedness so that debt-to-EBITDA is reduced to below IESI-BFC’s stated target of 2.50x. In addition to reducing its leverage, the combined company will apply its excess free cash flow towards the payment of its quarterly dividend, and towards investment in growth, including accretive acquisitions.
Investor Conference Call and Webcast
IESI-BFC and WSI will hold an investor call and webcast today at 9:00 a.m. Eastern Time to discuss today’s announcement. Presentation materials can be accessed through the investor relations section of the IESI-BFC web site at www.iesi-bfc.com and WSI’s web site at www.wasteservicesinc.com. To participate in the call, dial 1-888-300-0053, conference ID 40947579. International or local callers should dial 647-427-3420. The call will also be simultaneously webcast on both companies’ web sites.
A replay of the conference call will be available later today, and through November 25, 2009, and can be accessed by dialing 1-800-642-1687, conference code 40947579. International or local callers can access the replay by dialing 706-645-9291. The replay will also be available at www.iesi-bfc.com and www.wasteservicesinc.com.
About IESI-BFC Ltd.
IESI-BFC Ltd., through its subsidiaries, is one of North America’s largest full-service waste management companies, providing non-hazardous solid waste collection and landfill disposal services to commercial, industrial, municipal and residential customers in ten states and the District of the Columbia in the U.S., and five Canadian provinces. Its two brands, IESI and BFI Canada, are leaders in their markets and serve over 1.8 million customers with vertically integrated collection and disposal assets. IESI-BFC’s shares are listed on the New York and Toronto Stock Exchanges under the symbol BIN. To find out more about IESI-BFC Ltd., visit our website at www.iesi-bfc.com.
About Waste Services, Inc.
Waste Services, Inc. (“WSI”) is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the U.S. and Canada. WSI, a Delaware corporation, is the second largest vertically integrated disposal company in the State of Florida, where it has 10 collection operations, nine transfer stations, seven recycling facilities and three landfills. To find out more about WSI, visit its website at www.wasteservicesinc.com.
Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include, without limitation, Waste Services, Inc.’s and IESI-BFC Ltd.’s expectations with respect to the synergies, efficiencies, overhead savings, costs and charges and capitalization, anticipated financial impacts of the transaction; approval of the transaction by stockholders; the satisfaction of the closing conditions to the transaction; and the timing of the completion of the transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Waste Services, Inc. stockholders; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Waste Services, Inc.’s businesses into those of IESI-BFC Ltd. in a timely and cost-efficient manner; and the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe. Additional factors that could cause IESI-BFC Ltd.’s and Waste Services, Inc.’s results to differ materially from those described in the forward-looking statements can be found in the 2008 Annual Report on Form 10-K for Waste Services, Inc. and the Registration Statement on Form F-10, as amended, of IESI-BFC Ltd. filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet web site (www.sec.gov). Waste Services, Inc. cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Waste Services, Inc., IESI-BFC Ltd., the transaction or other matters and attributable to Waste Services, Inc. or IESI-BFC Ltd. or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Waste Services, Inc. and IESI-BFC Ltd. do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this communication, except as required by law.
Additional Information About the Transaction and Where to Find It
In connection with the proposed transaction, IESI-BFC Ltd. will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Waste Services, Inc. and that also constitutes a prospectus of IESI-BFC Ltd. Waste Services, Inc. will mail the proxy statement/prospectus to its stockholders. Waste Services, Inc. and IESI-BFC Ltd. urge investors and security holders to read the proxy statement/prospectus, including any amendments thereto and any other information filed with the SEC, regarding the proposed transaction when such filings become available because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from IESI-BFC Ltd.’s website (www.iesi-bfc.com) or from Waste Services, Inc.’s website (www.wasteservicesinc.com) or by directing a request to IESI-BFC Ltd., 135 Queens Plate Drive, Suite 300, Toronto, Ontario, Canada M9W 6V1, Attention: Investor Relations, (416) 401-7729, or to Waste Services, Inc., Shareholder Relations, 1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8, (905) 319-1237.
Proxy Solicitation
IESI-BFC, Ltd., Waste Services, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IESI-BFC Ltd.’s directors and executive officers is available in its Registration Statement on Form F-10, which was filed with the SEC on May 14, 2009. Information regarding Waste Services, Inc.’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 26, 2009, and its 2009 definitive proxy statement for its most recent annual meeting, which was filed on the SEC’s internet website (www.sec.gov) on April 29, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents from Waste Services, Inc. and IESI-BFC Ltd. using the contact information above.
Contacts:

IESI-BFC Ltd.
Andrea Rudnick
Vice President, Corporate Development and Communications
(416) 401-7750
Email: andrea.rudnick@bficanada.com
IESI-BFC Ltd.
Chaya Cooperberg
Director, Investor Relations and Corporate Communications
(416) 401-7729
Email: chaya.cooperberg@bficanada.com
Website: www.iesi-bfc.com

Waste Services, Inc.
Ed Johnson
Executive Vice President and Chief Financial Officer
(905) 319-1237
Email: ejohnson@wsii.us
Website: www.wasteservicesinc.com